UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2019

SIRIUS INTERNATIONAL INSURANCE GROUP, LTD.

(Exact name of registrant as specified in charter)

Bermuda	001-38731	98-0529995
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

14 Wesley Street

Hamilton HM 11, Bermuda

(Address of principal executive offices)

(441) 278-3140

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of CEO

On January 30, 2019, the board of directors (the “Board”) of Sirius International Insurance Group, Ltd. (the “Company” or  “Sirius Group”) approved a succession plan whereby Mr. Allan L. Waters, the Company’s Chief Executive Officer (“CEO”), will depart from the Company, effective as of February 9, 2019 (the “Departure Date”). Also, Mr. Waters has resigned as a director effective February 9, 2019.  The Board approved the replacement of Mr. Waters as Chairman of the Board by appointing Mr. Meyer (Sandy) Frucher, chair of the Company’s Nominating & Corporate Governance Committee, as interim Chairman of the Board, effective January 30, 2019.

In accordance with Mr. Waters’ employment agreement with the Company dated July 24, 2015 (filed as Exhibit 10.9 to the Company’s Form S-4/A filed with the Securities and Exchange Commission on October 11, 2018) (the “Employment Agreement”), he will remain an employee of the Company and will retain the title of CEO until the Departure Date.  Mr. Waters will be reporting to the interim Chairman of the Board prior to the Departure Date.

As Mr. Waters’ termination was not for cause as defined in his Employment Agreement, he will receive a severance benefit equal to one times his base salary immediately before his termination, an annual bonus equal to one half of his base salary, and will provide advisory services to the Company for a period of time, during which period he will continue to vest in pending long-term incentive awards in accordance with his Employment Agreement.  The payment of such compensation is contingent on Mr. Waters’ execution of a release and waiver of any claims against the Company and certain parties.

Appointment of new CEO and CFO

As part of this succession plan, also on January 30, 2019, the Board appointed Mr. Oberting as CEO, effective as of the Departure Date. In connection with this appointment, Mr. Oberting resigned as Chief Financial Officer (“CFO”), and Ralph A. Salamone, the Company’s principal accounting officer, was appointed as CFO, both effective as of the Departure Date.

Mr. Oberting, age 49, currently serves as President and Chief Financial Officer of Sirius Group and President, Sirius Capital Markets, Inc. Mr. Oberting was appointed President of Sirius Group in September 2018 and Chief Financial Officer of Sirius Group in April 2016. Prior to that, Mr. Oberting served as a Senior Partner of White Mountains Capital, Inc. from July 2012 until April 2016. Mr. Oberting was appointed as the President of Sirius Capital Markets, Inc. in January 2015.  From 2008 to 2012, Mr. Oberting was the founder and Managing Member of Oakum Bay Capital (f/k/a KVO Capital Management). From 2004 to 2008, Mr. Oberting served as Executive Vice President and Chief Financial Officer of Montpelier Re Holdings, Ltd. Mr. Oberting previously worked for White Mountains entities from 1995 to 2004 in various capacities. Prior to White Mountains, Mr. Oberting was a trader at CS First Boston (Japan) from 1993 to 1995.

Mr. Salamone, age 52, currently serves as the President and Chief Executive Officer of Sirius Global Services LLC, a position he has held since 2010.  Ralph has also served as the Senior Vice President, Chief Financial Officer and Treasurer at Sirius America Insurance Company since 2012.  Since joining Sirius Group in 1997, Mr. Salamone has been a key member of the Group’s executive financial team.  Prior to joining Sirius Group, Ralph served as the Assistant Controller at Assurant. Ralph began his career in public accounting at PricewaterhouseCoopers, serving a variety of insurance clients as an audit manager.

On January 30, 2019, the Company entered into an employment agreement with Mr. Oberting, effective as of the Departure Date. The employment agreement has an initial three-year term and automatically extends for one-year terms, unless either party provides notice of non-renewal at least 90 days prior to the expiration of the then-current term. Under the employment agreement, Mr. Oberting will receive an annual base salary of not less than $500,000, increasing to $1,000,000 on January 1, 2020, and is eligible to receive an annual cash bonus with a target opportunity of no less than 50% of base salary, increasing to 100% of base salary on January 1, 2020.  Mr. Oberting will be eligible for long-term incentives, including an initial stock option award having a grant date value of $3,150,000, which will vest upon his continued employment through the third anniversary of the grant date, and one or more other equity awards in a form to be determined by the Compensation Committee, with a target payout level of $1,350,000 and subject to terms and conditions to be determined by the Compensation Committee. The employment agreement binds Mr. Oberting to certain non-solicitation and non-competition restrictions during the term of his employment and for a period of one year thereafter.  If Mr. Oberting’s employment is terminated by the Company without cause or Mr. Oberting resigns for good reason, as such terms are defined in the employment agreement, he will receive a severance benefit equal to one times his base salary immediately before his termination and an annual bonus for the year of termination that is not less than his target annual bonus.  In addition, if Mr. Oberting provides post-termination advisory services to the Company following such a termination or his retirement in order to facilitate a transition to his successor, he will continue to vest in outstanding long-term incentive awards.

Mr. Oberting also executed a Participation Agreement pursuant to the Company’s Severance and Change of Control Plan (the “Executive Severance Plan”).  The Executive Severance Plan provides that, to the extent that Mr. Oberting’s employment agreement provides additional severance protections, he will continue to receive the employment agreement severance protections, to the extent they do not result in duplicative benefits under the Executive Severance Plan.

A copy of Mr. Oberting’s employment agreement is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 8.01. Other Events.

On January 30, 2019, the Company issued a press release announcing the above changes in the Company’s leadership team. A copy of the press release is attached hereto as Exhibit 99.1, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
10.1	Employment Agreement dated as of January 30, 2019 between Sirius International Insurance Group, Ltd. and Kernan V. Oberting
99.1	Press Release dated February 4, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sirius International Insurance Group, Ltd.

Date: February 4, 2019	By:	/s/ Gene Boxer
	Name:	Gene Boxer
	Title:	Executive Vice President, Chief Strategy Officer & Group General Counsel